EXHIBIT 10.16

                  DEBENTURE AMENDMENT AND SETTLEMENT AGREEMENT


DATED the 17th day of November, 1999 to be effective the 1st day of November, 1999.


BETWEEN:

                             JAWS TECHNOLOGIES, INC.
             A corporation incorporated in the State of Nevada, USA
                                    ("JAWS")

                                    - and -


                          THOMSON KERNAGHAN & CO. LTD.
          A corporation incorporated in the Province of Ontario, Canada
                                     ("TK")

BACKGROUND:

(1) JAWS and TK entered into a debenture acquisition agreement on September 25, 1998 and amended the agreement on April 27, 1999, (the "Debenture Agreement");

(2) Pursuant to the terms of the Debenture Agreement, TK has advanced and JAWS has issued debentures as set out in Schedule "A" attached hereto and JAWS has granted warrants to TK as set out in Schedule "B" hereto; and

(3) JAWS and TK wish to enter into this agreement in order to amend the Debenture Agreement as required, clarify the number of Warrants to be exercised and settle all outstanding obligations under the Debenture Agreement in accordance with the terms set out herein below.

NOW THEREFORE, in consideration of the foregoing facts and the mutual covenants and agreements contained herein, the parties hereby agree as follows:

(1)   Conversion of Debentures

       The debentures (the "Debentures"), issued in accordance with the terms of the Debenture Agreement, shall be converted in accordance with the calculations set out in Schedule "A" and JAWS will issue 5,127,672 shares of the common stock of JAWS (the "Debenture Conversion Shares") using available exemptions pursuant to the Securities Act of 1933, or the Securities Exchange Act of 1934;

(2)    Exercise of $0.28 Warrants

       TK shall exercise warrants to purchase 1,428,572 shares in the common stock of JAWS at an exercise price of $0.28, pursuant to the Debenture Agreement (the "$0.28 Shares") and shall immediately upon the execution of this Agreement forward Four Hundred Thousand ($400,000 USD) to JAWS.

(3)    Exercise of $0.65 Warrants

       TK shall exercise warrants to purchase 923,077 shares in the common stock of JAWS at an exercise price of $0.65 (the "$0.65 Shares"), pursuant to the Debenture Agreement. The warrants shall be exercisable in accordance with the following terms and the warrant agreement shall be amended as follows by inserting the following provision after paragraph (j) in the warrant agreement:

         (k) Relinquishment Of Warrants.

             (a) TK shall have right of relinquishment as hereinafter provided by this Section (k):

                  (i) TK, its heirs or other legal representatives to the extent entitled to exercise the Warrant under the terms thereof, in lieu of purchasing the entire number of shares subject to purchase thereunder, shall have the right to relinquish all of the then unexercised portion of the Warrant (to the extent then exercisable) in exchange for 751,648 shares of the common stock of JAWS (the "$0.65 Shares"); and

                  (ii) such right of relinquishment may be exercised only upon receipt by JAWS of a written notice of such relinquishment which shall be dated the date of election to make such relinquishment; and that, for the purposes of this Agreement, such date of election shall be deemed to be November 1, 1999.


(4)    Termination Of All Other Debenture Agreement Terms and Conditions

       All other terms, conditions, representations, and warranties as contained in the Debenture Agreement, or any other document related thereto, shall be terminated on the date of the issuance of the Debenture Conversion Shares, the $0.28 Shares and the $0.65 Shares.

(5)    Mutual Release

       JAWS and TK agree to execute a mutual release relating to the Debenture Agreement, and the settlement thereof including a settlement of all penalty provisions, on the date of issuance of the Debenture Conversion Shares, the $0.28 Shares and the $0.65 Shares.


(6)    Further Assurances

       Each of the parties hereto shall from time to time execute and deliver all such further documents and instruments and do all acts and things as any of the other parties may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.


(7)    Time of the Essence


       Time shall be of the essence of this Agreement.

(8)    Entire Agreement

       This Agreement shall constitute the entire agreement between the parties hereto with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties with respect to the subject matter hereof other than as expressly set forth in this Agreement.


(9)    Amendments and Waiver

       No modification of or amendment to this Agreement shall be valid or binding unless set forth in writing and duly executed by all of the parties hereto whose rights are affected by amendment and no waiver of any breach of any term or provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give the same and, unless otherwise provided, shall be limited to the specific breach waived.


(10)   Assignment

       This Agreement may not be assigned by any party hereto without the written consent of the other parties hereto.

(11)   Notice

       Any demand, notice, statutory declaration, direction or other communication to be given in connection with this Agreement shall be given in writing simultaneously to all of the parties hereto and shall be given by personal delivery, registered mail, or by telecopier addressed to the recipients as follows:

       (a)   In the case of Jaws:

             Jaws Technologies, Inc.
             1013 17th Avenue S.W.
             Calgary, Alberta
             T2T 0A7
             Telecopier: (403) 508-5058

       (b)   In the case of Thomson Kernaghan:

             Thomson Kernaghan & Co. Limited
             365 Bay Street
             Toronto, Ontario
             M5H 2V2
             Telecopier: (416)367-8055

or to other such address, individual, or electronic communication number as may be designated by notice given by any part to the other parties. Any demand, notice or other communication given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof and, if given by registered mail, on the third business day following the deposit thereof in the mail and, if given by electronic communication, on the day of transmittal thereof if given during the normal business hours of the recipient and on the business day during which such normal business hours next occur if not given during such hours on any day. If the party giving any demand, notice or other communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of mail, any such demand, notice or other communication shall not be mailed but shall be given by personal delivery or by electronic communication.


(12)   Governing Law

       This Agreement shall be governed by and construed in accordance with the laws of the Province of Alberta and the laws of Canada applicable therein.

       IN WITNESS WHEREOF, the parties have executed this Agreement as of the dated effective the day first above written.


JAWS TECHNOLOGIES, INC.                   THOMSON KERNAGHAN & CO. LTD.



Per: _______________________              Per: __________________________
      Robert Kubbernus, CEO



Per: ________________________             Per: __________________________
      Riaz Mamdani, CFO

                                 MUTUAL RELEASE
                                 --------------


           KNOW ALL MEN BY THESE PRESENTS THAT:

           Thomson Kernaghan & Co. Ltd. their directors, officers and employees, agents, successors and assigns (all of whom are hereinafter referred to collectively as the "TK Releasors"), of the City of Toronto, in the Province of Ontario, in consideration of the fufillment of all the settlement terms, as set out in the Debenture Amendment and Settlement Agreement, dated effective November 1, 1999, and all consideration relating thereto being given, the receipt and sufficiency of which is hereby acknowledged, do hereby remise, release and forever discharge Jaws Technologies, Inc., their directors, officers and employees, agents, successors and assigns of and from any and all manner of action and actions, cause and causes of action, suits, debts, sums of money, indemnities, expenses, general damages, special damages, interest, costs and claims of any and every kind and nature whatsoever, at law or in equity, or under any statute, which the TK Releasors ever had or now have by reason of or existing out of any cause of action arising out of the debenture acquisition agreement between JAWS Technologies, Inc. and Thomson Kernaghan & Co. Ltd., dated September 25, 1998, as amended on April 27, 1999.

           JAWS Technologies Inc., their directors, officers and employees, agents, successors and assigns (all of whom are hereinafter referred to collectively as the "JAWS Releasors"), of the City of Calgary, in the Province of Alberta, in consideration of the sum of One Dollar ($1.00), and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, do hereby remise, release and forever discharge Thomson Kernaghan & Co. Ltd. their directors, officers and employees, agents, successors and assigns of and from any and all manner of action and actions, cause and causes of action, suits, debts, sums of money, indemnities, expenses, general damages, special damages, interest, costs and claims of any and every kind and nature whatsoever, at law or in equity, or under any statute, which the JAWS Releasors ever had or now have by reason of or existing out of any cause of action action arising out of the debenture acquisition agreement between JAWS Technologies, Inc. and Thomson Kernaghan & Co. Ltd., dated September 25, 1998, as amended on April 27, 1999.

           This Mutual Release shall be governed by and construed in accordance with the laws of the Province of Alberta, Canada.

           DATED this _______ day of ____________________, 1999.


JAWS TECHNOLOGIES, INC.                   THOMSON KERNAGHAN & CO. LTD.



Per: ______________________________       Per: ________________________
        Robert Kubbernus, CEO



Per: ______________________________
        Riaz Mamdani, CFO


Todays Date
  01-Nov-99
                  Initial            10%             90 day              0.986%             0.1644%            Total
      Date        Advance          Annual         Penalty free       30 day penalty      90 day penalty      Penalties

25-Sep-98   $     200,000.00    $   3,611.00         24-Dec-98       $          -        $          -      $        -
10-Nov-98   $      10,000.00    $      55.55         08-Feb-99       $          -        $          -      $        -
10-Nov-98   $     110,000.00    $  10,729.00         08-Feb-99       $     1,084.60      $    42,678.24    $  43,762.84
12-Dec-98   $     100,000.00    $   8,876.71         12-Mar-99       $       986.00      $    33,537.60    $  34,523.60
26-Jan-99   $     250,000.00    $  19,109.59         26-Apr-99       $     2,465.00      $    65,349.00    $  67,814.00
26-Jan-99   $     250,000.00    $  19,109.59         26-Apr-99       $     2,465.00      $    65,349.00    $  67,814.00
16-Apr-99   $     600,000.00    $  32,712.33         15-Jul-99       $     5,916.00      $    77,925.60    $  83,841.60



            $   1,520,000.00    $  94,203.77                         $    12,916.60      $   284,839.44    $ 297,756.04

                                                            $3.50
                    Penalties        Total Interest       Interest &                                      Total
                    Forgiven           & Penalties      Penalty shares    Conversion      Shares          Shares

25-Sep-98        $          -        $       3,611.00         1,032.00        0.1118   1,788,908.00   1,789,940.00
10-Nov-98        $          -        $          55.55            16.00        0.1118      89,445.00      89,461.00
10-Nov-98        $   (43,762.84)     $      10,729.00         3,065.00          0.28     392,857.00     395,922.00
12-Dec-98        $   (34,523.60)     $       8,876.71         2,536.00          0.28     357,143.00     359,679.00
26-Jan-99        $   (67,814.00)     $      19,109.59         5,460.00          0.28     892,857.00     898,317.00
26-Jan-99        $   (13,562.80)     $      73,360.79        20,960.00           0.4     625,000.00     645,960.00
16-Apr-99        $   (27,947.20)     $      88,606.73        25,316.00          0.65     923,077.00     948,393.00



                 $  (187,610.44)     $     204,349.37        58,385.00                 5,069,287.00   5,127,672.00


                                  SCHEDULE "B"


------------------------ --------------------------- -------------------------
Value of Warrant         Exercise Price              No. of Shares Issuable
------------------------ --------------------------- -------------------------
$ 400,000                $0.28                       1,428,572
------------------------ --------------------------- -------------------------
$ 600,000                $0.65                       923,077
------------------------ --------------------------- -------------------------